Exhibit 5.1
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
312.902.5200 tel
312.902.1061 fax
March 11, 2011
Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135

Re:	$425,000,000 Diamond Resorts Corporation 12% Senior Secured Notes due 2018
Ladies and Gentlemen:
     We have acted as special counsel to Diamond Resorts Corporation, a Maryland corporation (the “Company”), Diamond Resorts Holdings, LLC, a Nevada limited liability company (“Holdings”), Diamond Resorts Parent, LLC, a Nevada limited liability company (“Parent”), each of the direct and indirect U.S. subsidiaries of the Company guaranteeing the repayment of the Exchange Securities, as indicated on Schedule 1 (and, together with Parent and Holdings, each, a “Guarantor” and collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors listed in the Registration Statement, with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the proposed public offering of up to $425,000,000 aggregate principal amount of the Company’s 12% Senior Secured Exchange Notes due 2018 (the “Exchange Securities”) in exchange for up to $425,000,0000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2018, and the related guarantees of payment included in Article X of that certain Indenture (defined below) by the Guarantors (the “Guarantees”). The Exchange Securities and the Guarantees will be issued under an Indenture dated as of August 13, 2010 (the “Indenture”) among the Company, Parent, Holdings, the other Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (“Trustee”).
     Capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture.
     In connection with this opinion, we have examined copies or forms of each of the following documents (the “Transaction Documents”), each dated, unless otherwise noted, as of the date hereof:
1.	the Registration Statement; and

2.	the Indenture and the Guarantees contained therein.

Diamond Resorts Corporation
March 11, 2011

     We have also examined the original or certified copies of those limited liability company, partnership, corporate and other records, agreements and instruments of the Company and the Guarantors, certificates of public officials and of officers and other representatives of the Company and the Guarantors, and such other documents and records, and those matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. The partnership agreements, limited liability company agreements, certificates, articles of incorporation, by-laws and other organizational documents of the Company and Guarantors are sometimes referred to herein collectively as the “Organizational Documents.” As to questions of fact material to this opinion, we have, when relevant facts were not independently established by us, relied upon the representations and warranties of the Company and Guarantors contained in the Transaction Documents.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligations of the Trustee.
     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Limited Liability Company Act as in effect in the State of Delaware, the Revised Uniform Limited Partnership Act as in effect in the State of Delaware, and federal statutes of the United States (collectively, the “Subject Laws”). As to all matters regarding the existence and good standing of the Company and Guarantors organized under the laws of the States of Arizona, California, Delaware, Florida, Hawaii, Nevada, Maryland, Missouri and Washington, we have relied upon the applicable Organizational Documents of the Company and such Guarantor. As to all matters regarding the laws of the States of Maryland, California, Arizona and Nevada, we have relied exclusively, without further investigation, upon the opinion of Ballard Spahr LLP, dated as of the date hereof. As to all matters regarding the laws of the States of Florida and Washington, we have relied exclusively, without further investigation, upon the opinions of Holland & Knight, dated as of the date hereof. As to all matters regarding the laws of the State of Hawaii, we have relied exclusively, without further investigation, upon the opinion of Imanaka Kudo & Fujimoto, dated as of the date hereof. As to all matters regarding the laws of the State of Missouri, we have relied exclusively, without further investigation, upon the opinion of Summers Compton Wells PC, dated as of the date hereof.
     Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:
1.	The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. Each of Parent and Holdings is a limited liability company duly organized, validly existing and in good standing

Diamond Resorts Corporation
March 11, 2011

under the laws of the State of Nevada. Each other Guarantor is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation. Each of the Company and each Guarantor has all necessary corporate, partnership or limited liability power and authority to execute and deliver and perform its obligations under each of the Transaction Documents to which it is a party and to perform its obligations thereunder.

2.	The execution and delivery by the Company and each Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder do not (a) violate the Organizational Documents of such Company or Guarantor, (b) violate any law, rule or regulation of the United States of America, the State of New York or the respective jurisdiction of organization of each of the Company and each Guarantor that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to the Company, the Guarantors or the Transaction, or generally applicable to transactions similar to the Transaction, or (c) result in a breach of or a default under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other agreement or instrument to which such Company or Guarantor is a party or by which any of its assets are bound.

3.	The Transaction Documents have each been duly executed and delivered by the Company and each Guarantor that is a party thereto. Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company and each Guarantor that is a party thereto, enforceable against such Company Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.
(a)	The Guarantee with respect to the Exchange Securities of each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed, and delivered, by each such Guarantor. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor with respect thereto will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms.

(b)	The Exchange Securities have been duly authorized by the Company and the Guarantors, and when the Exchange Securities are issued, executed

Diamond Resorts Corporation
March 11, 2011

and authenticated in accordance with the terms of the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms.
     This opinion has been rendered solely in connection with the Exchange Securities and the Transaction and may not be relied upon for any other purpose without our prior written consent, and is rendered solely as of the date hereof and no responsibility is undertaken for any future changes or development in any statutes, regulations, judicial decisions or other law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,
/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

SCHEDULE 1
GUARANTORS

Entity Name	Jurisdiction of Organization
1. Diamond Resorts Parent, LLC	DE
2. Diamond Resorts Holdings, LLC	DE
3. AKGI-St. Maarten N.V.	DE
4. Chestnut Farms, LLC	NV
5. Cumberland Gate, LLC	DE
6. Diamond Resorts California Collection Development, LLC	DE
7. Diamond Resorts Centralized Services Company	DE
8. Diamond Resorts Citrus Share Holding, LLC	DE
9. Diamond Resorts Coral Sands Development, LLC	DE
10. Diamond Resorts Cypress Pointe I Development, LLC	DE
11. Diamond Resorts Cypress Pointe II Development, LLC	DE
12. Diamond Resorts Cypress Pointe III Development, LLC	DE
13. Diamond Resorts Daytona Development, LLC	DE
14. Diamond Resorts Developer and Sales Holding Company	DE
15. Diamond Resorts Epic Mortgage Holdings, LLC	DE
16. Diamond Resorts Fall Creek Development, LLC	DE
17. Diamond Resorts Finance Holding Company	DE
18. Diamond Resorts Financial Services, Inc.	NV
19. Diamond Resorts Grand Beach I Development, LLC	DE
20. Diamond Resorts Grand Beach II Development, LLC	DE
21. Diamond Resorts Greensprings Development, LLC	DE
22. Diamond Resorts Hawaii Collection Development, LLC	DE
23. Diamond Resorts Hilton Head Development, LLC	DE
24. Diamond Resorts International Club, Inc.	FL

Entity Name	Jurisdiction of Organization
25. Diamond Resorts International Marketing, Inc.	CA
26. Diamond Resorts Las Vegas Development, LLC	DE
27. Diamond Resorts Management & Exchange Holding Company	DE
28. Diamond Resorts Management, Inc.	AZ
29. Diamond Resorts Mortgage Holdings, LLC	DE
30. Diamond Resorts Palm Springs Development, LLC	DE
31. Diamond Resorts Poco Diablo Development, LLC	DE
32. Diamond Resorts Poipu Development, LLC	DE
33. Diamond Resorts Polo Development, LLC	NV
34. Diamond Resorts Port Royal Development, LLC	DE
35. Diamond Resorts Powhatan Development, LLC	DE
36. Diamond Resorts Residual Assets Development, LLC	DE
37. Diamond Resorts Residual Assets Finance, LLC	DE
38. Diamond Resorts Residual Assets M&E, LLC	DE
39. Diamond Resorts Ridge on Sedona Development, LLC	DE
40. Diamond Resorts Ridge Pointe Development, LLC	DE
41. Diamond Resorts San Luis Bay Development, LLC	DE
42. Diamond Resorts Santa Fe Development, LLC	DE
43. Diamond Resorts Scottsdale Development, LLC	DE
44. Diamond Resorts Sedona Springs Development, LLC	DE
45. Diamond Resorts Sedona Summit Development, LLC	DE
46. Diamond Resorts St. Croix Development, LLC	DE
47. Diamond Resorts Steamboat Development, LLC	DE
48. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
49. Diamond Resorts U.S. Collection Development, LLC	DE
50. Diamond Resorts Villa Mirage Development, LLC	DE
51. Diamond Resorts Villas of Sedona Development, LLC	DE
52. Diamond Resorts West Maui Development, LLC	DE

Entity Name	Jurisdiction of Organization
53. Foster Shores, LLC	MO
54. George Acquisition Subsidiary, Inc.	NV
55. Ginger Creek, LLC	DE
56. Grand Escapes, LLC	DE
57. International Timeshares Marketing, LLC	DE
58. Lake Tahoe Resort Partners, LLC	CA
59. Mazatlan Development Inc.	WA
60. MMG Development Corp.	FL
61. Poipu Resort Partners, L.P.	HI
62. Resort Management International, Inc.	CA
63. Resorts Development International, Inc.	NV
64. Walsham Lake, LLC	MO
65. West Maui Resort Partners, L.P.	DE